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                                                                   EXHIBIT 10.52


                            SUBLEASE AMENDMENT NO. 2

This Amendment No. 2 is to Sublease dated May 1, 1995, as amended by Amendment No. 1 dated March 11, 1998, between ARTHUR A. RIEDEL, dba THE CELTIC INVESTMENT CO., as Lessor and WORLD SECURITY SERVICES CORP., as Lessee. Lessor and Lessee are jointly referred herein as the "parties".

         NOW THEREFORE, the parties agree, good and sufficient consideration having been given and received:

         1. This Sublease Amendment shall be in effect ONLY upon the assumption of the Sublease by Security Associates International, Inc.

         2. This Sublease Amendment is effective as of October 1, 1998 ("Effective Date"), and the new base year anniversary date is amended to be October 1, 1998.

         3. Paragraph 3 of the Sublease, Rental, is amended by the substitutions of the following as of the Effective Date:


                 Rental: During the remaining Term of this Sublease, Lessee shall pay Lessor Three Thousand Eight Hundred Twelve and 50/100 Dollars ($3,812.50) per month beginning with the Effective Date, exclusive of the provisions in Paragraph 8, and with the same sum due on the first day of each month thereafter. The revised rental is based upon 3,300 square feet of finished office area at the annual rate of $13.50 per square foot per annum, and 150 square feet of storage area at $8.00 per square foot per annum.


                 The monthly rentals due shall be paid at Lessor's offices: 4511
                 N. Channel Avenue; Portland, Oregon; 97217 (or such other address as Lessor may designate in writing).

         4. Paragraph 6 of the Sublease, as amended, alterations and improvements, is amended by the substitution of the following as of the effective date:


                Alterations and Improvements to Prepare Subleased Premises for Occupancy by the Lessee: As part consideration for Lessor granting to Lessee this expansion opportunity, Lessee shall at its own cost and expense, make and complete all interior improvements and alterations in accordance with plans and specifications prepared by Lessee and approved and initialized by the parties hereto.

         5.  A new Paragraph 41 is added as follows:

                41. Opportunity to Expand. Provided Lessee is not then in default under this Sublease, Lessee shall have the right to Sublease Suite 4599 of approximately 5,725 square feet as shown on the attached Exhibit "A" until August 1, 1999, and such expansion option shall terminate on August 1, 1999 (the "Exercise Period"). This right to Sublease will be behind Freightliner Corporation unless the right of Freightliner is waived, which waiver of right has been requested by Lessor on August 25, 1998. Such option shall be exercised by written notice on or before the termination date. That is, the "Exercise Notice", from Lessee to Lessor must be given within the Exercise Period. In the event Lessee shall give Lessor Exercise Notice, the monthly rent applicable to the Option Space shall be its fair market rental value as of the date of the Exercise Notice. Such fair market rental value shall be determined by Lessor in good faith, based upon the then fair market value of comparable premises in the building and comparable buildings in the general vicinity. Lessee shall have the right to review Lessor's calculations of fair market value. Lessee shall have the right, within ten (10) days after receipt of such notice, to withdraw its Exercise Notice, in which case this option right shall be of no further force and effect and Lessor shall have the right to sublease the Option Space to others. If no such withdrawal notice is in its existing condition, any and all costs and expenses incurred in the improvement of the first right of refusal space shall be borne by Lessee. Any and all plans and specifications for proposed construction work in the first right of refusal space shall be first approved by Lessor in accordance with Article 6 hereof, and any such construction work shall be performed by a contractor approved by Lessor.


All other terms, conditions and provisions of the Sublease, as amended, not expressly amended herein, shall remain in full force and effect.


Dated this 25th day of August, 1998.




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WORLD SECURITY SERVICES CORP.


By:


Title:              President
"LESSEE"


A.A. RIEDEL, dba THE CELTIC INVESTMENT CO.


By:


Title:              Agent for Celtic
"LESSOR"